UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 15, 2006
Date of Report (Date of earliest event reported)
ATMEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19032	77-0051991

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2325 Orchard Parkway
San Jose, CA 95131
(Address of principal executive offices)
(408) 441-0311
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     Atmel Sarl (the “Borrower”) and Atmel Switzerland Sarl (“Atmel Switzerland”), each a wholly-owned subsidiary of Atmel Corporation (the “Company”), along with the Company, entered into a Facility Agreement, dated as of March 15, 2006, among the Borrower, as the borrower, Atmel Switzerland, as a guarantor, the Company, as a guarantor, the financial institutions listed therein, as original lenders (the “Lenders”), and Bank of America, N.A., as facility agent and security agent (the “Facility Agreement”). The closing of the Facility Agreement occurred on March 15, 2006. The Facility Agreement has a term of five years from the date of the Facility Agreement and permits the Borrower to borrow on a revolving basis up to the lesser of US$165 million or 85% of its eligible receivables less certain reserve amounts. No amounts are currently borrowed under the Facility Agreement.
     Under the Facility Agreement, the Borrower may borrow at an interest rate of LIBOR plus 2% per annum (“LIBOR Loans”) or at the reference rate initially set by the facility agent (“Reference Rate Loans”). Maturity periods for LIBOR Loans may be one, two or three months. The maturity period for Reference Rate Loans is one month.
     Interest on the loans is payable monthly in arrears with respect to Reference Rate Loans and at the end of an interest period in the case of LIBOR Loans. Principal, together with accrued and unpaid interest, is due at maturity.
     The obligations of the Borrower, Atmel Switzerland and the Company under the Facility Agreement are secured by:
•	a pledge by the Borrower of its trade receivables;

•	a pledge of the bank accounts of the Borrower located in Switzerland and Hong Kong;

•	a pledge by Atmel Switzerland of all of the capital stock of the Borrower; and

•	a pledge by the Company of all of the capital stock of Atmel Switzerland.
     The Facility Agreement requires the Company to comply with a fixed charge coverage ratio and maintain minimum available cash of not less than $100 million. The events of default under the Facility Agreement include payment defaults, breaches of covenants, misrepresentations, cross defaults and cross acceleration with certain other indebtedness, bankruptcy events and changes of control. The terms of the Facility Agreement also subject the Company to certain other covenants.
     Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The response to Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1	Facility Agreement, dated as of March 15, 2006, by and among the Registrant, Atmel Sarl, Atmel Switzerland Sarl, the financial institutions listed therein, and Bank of America, N.A., as facility agent and security agent.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMEL CORPORATION

Date: March 21, 2006	By:	/s/ Robert Avery
Robert Avery Vice President Finance & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Facility Agreement, dated as of March 15, 2006, by and among the Registrant, Atmel Sarl, Atmel Switzerland Sarl, the financial institutions listed therein, and Bank of America, N.A., as facility agent and security agent.